Exhibit 99.1

Contact:	Dennis Story	Terrie O’Hanlon
	Chief Financial Officer	Chief Marketing Officer
	Manhattan Associates, Inc.	Manhattan Associates, Inc.
	678-597-7115	678-597-7120
	dstory@manh.com	tohanlon@manh.com
Manhattan Associates Reports Fourth Quarter and Full Year
2008 Revenue and Earnings
ATLANTA — February 10, 2009 — Leading supply chain optimization provider Manhattan Associates, Inc. (NASDAQ: MANH) today reported fourth quarter 2008 Earnings Per Share (EPS) in line with adjusted guidance previously issued for the quarter.
The Company’s fourth quarter adjusted diluted earnings per share, a non-GAAP measure, were $0.26 compared to $0.37 in the 2007 fourth quarter, and within the Company’s previously issued guidance range of $0.24 to $0.34 for the quarter ended December 31, 2008. GAAP diluted earnings per share were $0.08, a 76% decrease compared to the fourth quarter of 2007, due to a fourth quarter restructuring charge and an 11% drop in fourth quarter revenue compared to the fourth quarter of 2007. In 2008, the Company posted fourth quarter revenue of $75.7 million, and full-year revenue of $337.2 million, essentially flat with 2007 full-year revenue.
Manhattan Associates President and CEO Pete Sinisgalli commented, “Fourth quarter results were about as expected. The selling environment continued to be quite difficult, with several opportunities pushing into 2009. Nonetheless, with the actions we took during the fourth quarter to lower headcount and reduce expenses, we were able to post a decent financial result. More important, during the fourth quarter and throughout 2008, we made significant progress extending our market-leading suite of Supply Chain Optimization solutions.”
“We do not expect the market to improve until the latter half of 2009 at the earliest,” Sinisgalli continued. “ However, we will continue to place significant energy into developing and advancing the world’s leading suite of Supply Chain Optimization solutions, so that when markets return to more normal activity levels, we will be poised to capture significant market share,” he concluded.

FOURTH QUARTER FINANCIAL SUMMARY:
Summarized results for the 2008 fourth quarter, as compared to the 2007 fourth quarter, follow:
Earnings Per Share
•	Adjusted diluted earnings per share, a non-GAAP measure, were $0.26 compared to $0.37 in Q4 2007, representing a decrease of 30%.
•	GAAP diluted earnings per share decreased 76% to $0.08 per share, which includes the impact of a restructuring charge of $4.7 million associated with the workforce reduction initiative executed in the fourth quarter and disclosed in the Company’s Q3 2008 earnings release.
Revenue
•	Consolidated revenue decreased 11% to $75.7 million. Currency changes during the quarter negatively affected total revenue by $2.2 million, or 3%.
-	License revenue decreased 26%, to $13.8 million.

-	Services revenue decreased 6%, to $53.8 million.
Operating Income
•	Adjusted operating income, a non-GAAP measure, was $7.2 million compared to $13.3 million in the prior year quarter.
•	GAAP operating income was $0.4 million compared to $11.5 million in Q4 2007, which includes the $4.7 million restructuring charge related to the Company’s Q4 workforce reduction.
Cash
•	The Company posted record cash flow from operations, both for the full year and in the fourth quarter. Cash flow from operations in Q4 2008 was $18.3 million, 17% higher than in the fourth quarter of 2007, with Days Sales Outstanding of 78 days. Full-year cash flow from operations totaled $63.8 million, a 67% increase over 2007.
•	Cash and investments on-hand at December 31, 2008 was $88.7 million compared to $72.8 million at December 31, 2007.
Common Share Repurchase
•	The Company repurchased 651,614 common shares totaling $10.0 million at an average share price of $15.35 in the fourth quarter of 2008. The Company has $15.0 million in remaining share repurchase authority.

FULL YEAR FINANCIAL SUMMARY:
Summarized results for the full year of 2008, as compared to the full year of 2007, follow:
Earnings Per Share
•	Adjusted diluted earnings per share, a non-GAAP measure, increased 6% to a record $1.38 versus $1.30 in 2007.
•	GAAP diluted earnings per share were $0.94, a decrease of 17% compared to $1.13 per share for full year 2007. Excluding unusual adjustments taken in the second half of 2008, GAAP diluted earnings per share increased 3%.
Revenue
•	Consolidated revenue in 2008 was essentially flat at $337.2 million compared to $337.4 million for the full year 2007. Currency changes for the full year did not significantly impact total revenue.
-	License revenue decreased 11%, to $65.3 million.

-	Services revenue increased 4% and totaled $236.0 million.
Operating Income
•	Adjusted operating income, a non-GAAP measure, was $44.3 million compared to $50.5 million in 2007, down 12% on lower license revenue.
•	GAAP operating income was $26.0 million compared to $43.1 million in 2007, a decrease of 40% on lower license revenue and unusual charges taken in the second half of 2008. Excluding $9.9 million of unusual charges, GAAP operating income decreased 17%.
Tax Rate
•	GAAP and non-GAAP effective tax rates were 27.6% and 32.5% respectively, compared to 35.5% on a GAAP and non-GAAP basis in the full year of 2007. The lower tax rates primarily resulted from tax contingency reserves released due to expiring tax audit statutes, and from realizing tax credits associated with research and development and job training.
Common Share Repurchase
•	The Company repurchased approximately 1.7 million common shares during the full year of 2008 at an average share price of $20.52, for a total investment of $35.0 million.

SALES ACHIEVEMENTS:
Significant sales-related achievements during the quarter include:
•	Closing four contracts of $1.0 million or more in recognized license revenue during the quarter. During 2008, the Company closed 15 contracts of this size.

•	Completing software license wins with new customers such as A.N. Deringer, Inc., BUT International SAS, Carolina Logistics Services, LLC, Fasteners for Retail, J.J. Taylor Companies, Inc., Loglibris, Optimal LTD, Pfizer, Inc., QVC, Inc. and Wakefern
Food Corporation.

•	Expanding partnerships with existing customers such as Al-Shiwari Group, American Eagle Outfitters, Bakkavor Limited, Bed Bath & Beyond, Inc., Benjamin Moore, Genuine Parts Company, InterDesign, LeSaint Logistics, Maersk Distribution Services, McKesson Corporation, Performance Team Freight Systems, Sara Lee Corporation, simplehuman LLC, Staples, Sunglass Hut Trading Company and Whirlpool Corporation.
2009 GUIDANCE
Manhattan Associates provided the following diluted earnings per share guidance for the first quarter and full year 2009. A full reconciliation of GAAP to non-GAAP diluted earnings per share is included in the supplemental information attached to this release.

	Fully Diluted EPS
	Per Share range		% Growth range
GAAP Earnings Per Share
Q1 2009 - diluted earnings per share	$0.15	$0.25	-50%	-17%
Full year 2009 - diluted earnings per share	$1.03	$1.28	10%	36%

Adjusted Earnings Per Share
Q1 2009 - diluted earnings per share	$0.20	$0.30	-43%	-14%
Full year 2009 - diluted earnings per share	$1.23	$1.48	-11%	7%
Manhattan Associates currently intends to publish, in each quarterly earnings release, certain expectations with respect to future financial performance. These statements are forward-looking. Actual results may differ materially, especially in the current uncertain economic environment. These statements do not reflect the potential impact of mergers, acquisitions or other business combinations that may be completed after the date of this release.

Manhattan Associates will make its earnings release and published expectations available on its website (www.manh.com). Beginning March 15, 2009, Manhattan Associates will observe a “Quiet Period” during which Manhattan Associates and its representatives will not comment concerning previously published financial expectations. Prior to the start of the Quiet Period, the public can continue to rely on the expectations published in this 2009 Guidance section as still being Manhattan Associates’ current expectation on matters covered, unless Manhattan Associates publishes a notice stating otherwise. During the Quiet Period, previously published expectations should be considered historical only, speaking only as of or prior to the Quiet Period, and Manhattan Associates disclaims any obligation to update any previously published financial expectations during the Quiet Period. The Quiet Period will extend until the date when Manhattan Associates’ next quarterly earnings release is published, currently scheduled for the third week of April 2009.
CONFERENCE CALL
The Company’s conference call regarding its fourth quarter financial results will be held at
4:30 p.m. Eastern Time on Tuesday, February 10, 2008. Investors are invited to listen to a live webcast of the conference call through the investor relations section of Manhattan Associates’ website. To listen to the live webcast, please go to Manhattan’s website at least 15 minutes before the call to download and install any necessary audio software. For those who cannot listen to the webcast live, a telephone replay can be accessed shortly after the call by dialing +1.800.642.1687 in the U.S. and Canada, or +1.706.645.9291 outside the U.S., and entering the conference identification number 80024471, and a webcast replay is available at www.manh.com. The telephone replay will be available for two weeks after the call, and webcast replay will be available until Manhattan Associates publishes its second quarter 2009 earnings release.
GAAP VERSUS NON-GAAP PRESENTATION
The Company provides adjusted operating income, adjusted net income and adjusted earnings per share in this press release as additional information regarding the Company’s operating results. These measures are not in accordance with — or an alternative for — GAAP, and may be different from non-GAAP operating income, non-GAAP net income and non-GAAP earnings per share measures used by other companies. The Company believes that the presentation of these non-GAAP financial measures facilitates investors’ understanding of its historical operating trends, because it provides important supplemental measurement information in evaluating the operating results of its business, as distinct from results that include items that are not indicative of ongoing operating results. The Company consequently believes that the presentation of these non-GAAP financial measures provides investors with useful insight into its profitability. This release should be read in conjunction with its Form 8-K earnings release filing for the quarter ended December 31, 2008.
The non-GAAP adjusted operating income, adjusted net income and adjusted earnings per share exclude the impact of acquisition-related costs and the amortization thereof, the recapture of previously recognized sales tax expense, stock option expense under SFAS 123(R), asset impairment charges, and restructuring charges, all net of income tax effects, and unusual tax adjustments. A reconciliation of the Company’s GAAP financial measures to non-GAAP adjustments is included in the supplemental information attached to this release.
The Company has also presented its revenue, operating income and adjusted operating income growth between periods excluding the effect of changes in exchange rates between the U.S. dollar and the functional currencies of its foreign subsidiaries. Certain information regarding the effect of currency exchange rate fluctuation on results is included in note 5 to the supplemental information attached to this release.
ABOUT MANHATTAN ASSOCIATES, INC.
Manhattan Associates continues to deliver on its 18-year heritage of providing global supply chain excellence to more than 1,200 customers worldwide that consider supply chain optimization core to their strategic market leadership. The company’s supply chain innovations include: Manhattan SCOPE™, a portfolio of software solutions and technology that leverages a Supply Chain Process Platform to help organizations optimize their supply chains from planning through execution; Manhattan ILS™, a portfolio of distribution management and transportation management solutions built on Microsoft® .NET technology; and Manhattan Carrier™, a suite of supply chain solutions specifically addressing the needs of the motor carrier industry. For more information, please visit www.manh.com.
This press release may contain “forward-looking statements” relating to Manhattan Associates, Inc. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those Contemplated by such forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are delays in product development, undetected software errors, competitive pressures, technical difficulties, market acceptance, availability of technical personnel, changes in customer requirements, risks of international operations and general economic conditions. Additional risk factors are set forth in Item 1A. of the Company’s Annual Report on Form 10-K for the year ended December 31, 2007. Manhattan Associates undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results.
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MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
Revenue:
Software license	$13,834	$18,577	$65,313	$73,031
Services	53,818	57,053	235,967	226,153
Hardware and other	7,999	9,363	35,921	38,217

Total Revenue	75,651	84,993	337,201	337,401

Costs and Expenses:
Cost of license	1,648	1,289	5,961	5,334
Cost of services	26,195	28,127	116,707	109,758
Cost of hardware and other	6,651	7,757	29,270	32,268
Research and development	11,496	11,278	48,407	46,594
Sales and marketing	11,350	13,229	51,177	53,406
General and administrative	10,108	8,440	37,145	33,366
Depreciation and amortization	3,168	3,356	12,699	13,617
Asset impairment charges	—	—	5,205	—
Restructuring charge	4,667	—	4,667	—

Total costs and expenses	75,283	73,476	311,238	294,343

Operating income	368	11,517	25,963	43,058

Other income, net	1,667	1,599	5,545	4,608

Income before income taxes	2,035	13,116	31,508	47,666
Income tax provision	57	4,662	8,710	16,915

Net income	$1,978	$8,454	$22,798	$30,751

Basic earnings per share	$0.08	$0.34	$0.95	$1.17
Diluted earnings per share	$0.08	$0.33	$0.94	$1.13

Weighted average number of shares:
Basic	23,500	25,066	24,053	26,174
Diluted	23,549	25,983	24,328	27,329

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES
RECONCILIATION OF SELECTED GAAP TO NON-GAAP MEASURES
(in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
Operating income	$368	$11,517	$25,963	$43,058
Stock option expense (a)	1,383	799	5,458	4,274
Purchase amortization (b)	759	1,083	3,253	4,653
Sales tax recoveries (c)	—	(146)	(234)	(1,438)
Asset impairment charges (d)	—	—	5,205	—
Restructuring charge (f)	4,667	—	4,667	—

Adjusted operating income (Non-GAAP)	$7,177	$13,253	$44,312	$50,547

Income tax provision	$57	$4,662	$8,710	$16,915
Stock option expense (a)	481	283	1,897	1,517
Purchase amortization (b)	263	385	1,130	1,652
Sales tax recoveries (c)	—	(51)	(81)	(510)
Asset impairment charges (d)	—	—	(94)	—
Unusual tax adjustments (e)	381	—	3,032	—
Restructuring charge (f)	1,622	—	1,622	—

Adjusted income tax provision (Non-GAAP)	$2,804	$5,279	$16,216	$19,574

Net income	$1,978	$8,454	$22,798	$30,751
Stock option expense (a)	902	516	3,561	2,757
Purchase amortization (b)	496	698	2,123	3,001
Sales tax recoveries (c)	—	(95)	(153)	(928)
Asset impairment charges (d)	—	—	5,299	—
Unusual tax adjustments (e)	(381)	—	(3,032)	—
Restructuring charge (f)	3,045	—	3,045	—

Adjusted Net income (Non-GAAP)	$6,040	$9,573	$33,641	$35,581

Diluted EPS	$0.08	$0.33	$0.94	$1.13
Stock option expense (a)	0.04	0.02	0.15	0.10
Purchase amortization (b)	0.02	0.03	0.09	0.11
Sales tax recoveries (c)	—	(0.00)	(0.01)	(0.03)
Asset impairment charges (d)	—	—	0.22	—
Unusual tax adjustments (e)	(0.02)	—	(0.12)	—
Restructuring charge (f)	0.13	—	0.13	—

Adjusted Diluted EPS (Non-GAAP)	$0.26	$0.37	$1.38	$1.30

Fully Diluted Shares	23,549	25,983	24,328	27,329

(a)	SFAS 123(R) requires us to expense stock options issued to employees. Because stock option expense is determined in significant part by the trading price of our common stock and the volatility thereof, over which we have no direct control, the impact of such expense is not subject to effective management by us. Thus, we have excluded the impact of this expense from adjusted non-GAAP results. The stock option expense is included in the following GAAP operating expense lines for the three and twelve months ended December 31, 2008 and 2007:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
Cost of services	$118	$22	$476	$343
Research and development	199	171	790	645
Sales and marketing	436	266	1,717	1,381
General and administrative	630	340	2,475	1,905

Total stock option expense	$1,383	$799	$5,458	$4,274

(b)	Adjustments represent purchase amortization from prior acquisitions. Such amortization is commonly excluded from GAAP net income by companies in our industry and we therefore exclude these amortization costs to provide more relevant and meaningful comparisons of our operating results to that of our competitors.

(c)	Adjustment represents recoveries of previously expensed sales tax resulting primarily from the expiration of the sales tax audit statutes in certain states. Because we have recognized the full potential amount of the sales tax expense in prior periods, any recovery of that expense resulting from the expiration of the statutes or the collection of tax from our customers would overstate the current period net income derived from our core operations as the recovery is not a result of any event occurring within our control during the current period. Thus, we have excluded these recoveries from adjusted non-GAAP results.

(d)	During the quarter ended September 30, 2008, we recorded an impairment charge of $1.7 million, writing down the remaining balance of a $2.0 million investment in a technology company we made in July 2003. We recorded the additional impairment due to a down round of financing in which our preferred share ownership was converted into common stock, eliminating our preference rights associated with liquidation, thereby substantially impairing our ability to recoup our investment. In addition, we recorded an impairment charge of $3.5 million on an investment in an auction rate security. We reduced the carrying value to zero due to credit downgrades of the underlying issuer and the bond insurer as well as increasing publicly reported exposure to bankruptcy risk by the issuer. We do not include these impairment charges in our assessment of our operating results. Due to the unusual nature of these items and consistent with our past treatment, we have excluded the effect of these impairments from adjusted non-GAAP results because they are not indicative of ongoing operating performance.

(e)	The majority of the adjustment represents release of income tax reserves resulting from expiration of tax audit statutes for U.S. federal income tax returns filed for 2004 and prior. During 2008, we completed our IRS audit examination for the 2005 return identifying no significant contingencies or errors. Because we recorded the majority of the income tax reserves through retained earnings in conjunction with the adoption of FIN 48 on January 1, 2007, the release of the reserves would overstate the current period net income derived from our core operations. The reserve reversal is partially offset by $0.6 million tax expense on the repatriation of cash from a foreign subsidiary associated with the settlement of several large intercompany balances in order to reduce the unrealized foreign exchange gain/loss volatility in other income. The majority of the large intercompany balances were associated with a non-operating legal entity in Europe. We do not include this tax in our assessment of our operating performance as it does not relate to our core operations. Thus, we have excluded these tax adjustments from adjusted non-GAAP results.

(f)	During the quarter ended December 31, 2008, we committed to and initiated plans to reduce our workforce by 170 positions due to intermediate term market demand and to realign our capacity with demand forecasts. As a result of this initiative, we recorded a restructuring charge of approximately $4.7 million in the fourth quarter of 2008. The restructuring charge primarily consists of employee severance, outplacement services, and payout of unused vacation. We do not believe that the restructuring charge is common cost that resulted from normal operating activities. Consequently, we have excluded this charge from adjusted non-GAAP results.

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	December 31,	December 31,
	2008	2007
ASSETS
Current Assets:
Cash and cash equivalents	$85,739	$44,675
Short term investments	—	17,904
Accounts receivable, net of allowance of $5,566 and $6,618 in 2008 and 2007, respectively	63,896	72,534
Deferred income taxes	6,667	6,602
Prepaid expenses and other current assets	6,979	8,646

Total current assets	163,281	150,361

Property and equipment, net	21,721	24,421
Long-term investments	2,967	10,193
Acquisition-related intangible assets, net	6,438	9,691
Goodwill, net	62,276	62,285
Deferred income taxes	10,932	9,846
Other assets	2,606	4,863

Total assets	$270,221	$271,660

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$8,480	$9,112
Accrued compensation and benefits	17,429	19,357
Accrued and other liabilities	16,188	10,040
Deferred revenue	32,984	31,817
Income taxes payable	6,811	8,156

Total current liabilities	81,892	78,482

Other non-current liabilities	8,490	7,473

Shareholders’ equity:
Preferred stock, no par value; 20,000,000 shares authorized, no shares issued or outstanding in 2008 or 2007	—	—
Common stock, $.01 par value; 100,000,000 shares authorized; 23,581,109 and 24,899,919 shares issued and outstanding at December 31, 2008 and 2007, respectively	234	249
Additional paid-in capital	—	17,744
Retained earnings	182,882	165,189
Accumulated other comprehensive (loss) income	(3,277)	2,523

Total shareholders’ equity	179,839	185,705

Total liabilities and shareholders’ equity	$270,221	$271,660

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Twelve Months Ended
	December 31,
	2008	2007
Operating activities:
Net income	$22,798	$30,751
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,699	13,617
Asset impairment charge	5,205	—
Stock compensation	8,864	6,199
Loss on disposal of equipment	156	12
Tax benefit of stock awards exercised/vested	202	1,835
Excess tax benefits from stock based compensation	(100)	(721)
Deferred income taxes	(1,389)	(2,759)
Unrealized foreign currency gain	(694)	(1,419)
Changes in operating assets and liabilities:
Accounts receivable, net	7,077	(10,618)
Other assets	2,691	3,451
Accounts payable, accrued and other liabilities	5,997	(5,339)
Income taxes	(1,324)	1,528
Deferred revenue	1,659	1,737

Net cash provided by operating activities	63,841	38,274

Investing activities:
Purchase of property and equipment	(7,708)	(9,401)
Net maturities of investments	21,623	84,517

Net cash provided by investing activities	13,915	75,116

Financing activities:
Purchase of common stock	(35,107)	(99,931)
Excess tax benefits from stock based compensation	100	721
Proceeds from issuance of common stock from options exercised	3,177	10,910

Net cash used in financing activities	(31,830)	(88,300)

Foreign currency impact on cash	(4,862)	1,136

Net change in cash and cash equivalents	41,064	26,226
Cash and cash equivalents at beginning of year	44,675	18,449

Cash and cash equivalents at end of year	$85,739	$44,675

Supplemental disclosures of cash flow information- noncash investing activity:
Tenant improvements funded by landlord	$—	$7,918

MANHATTAN ASSOCIATES, INC.
SUPPLEMENTAL INFORMATION
1.	GAAP and Adjusted Earnings per share by quarter are as follows:

	2007				2008				2007	2008
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	YTD	YTD
GAAP Diluted EPS	$0.19	$0.32	$0.29	$0.33	$0.30	$0.37	$0.18	$0.08	$1.13	$0.94
Adjustments to GAAP:
Stock option expense	0.03	0.03	0.03	0.02	0.03	0.04	0.04	0.04	0.10	0.15
Purchase amortization	0.03	0.03	0.03	0.03	0.02	0.02	0.02	0.02	0.11	0.09
Sales tax recoveries	(0.01)	(0.02)	(0.01)	—	(0.01)	—	—	—	(0.03)	(0.01)
Asset impairment charge	—	—	—	—	—	—	0.22	—	—	0.22
Non-recurring tax adjustments	—	—	—	—	—	—	(0.11)	(0.02)	—	(0.12)
Restructuring charge	—	—	—	—	—	—	—	0.13	—	0.13

Adjusted Diluted EPS	$0.23	$0.36	$0.34	$0.37	$0.35	$0.42	$0.34	$0.26	$1.30	$1.38

2.	Revenues and operating income (loss) by reportable segment are as follows (in thousands):

	2007				2008				2007	2008
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	YTD	YTD
Revenue:
Americas	$68,446	$75,599	$69,850	$70,427	$72,129	$73,551	$67,957	$63,609	$284,322	$277,246
EMEA	5,844	9,809	10,463	10,733	12,028	11,961	10,083	8,726	36,849	42,798
APAC	3,900	4,221	4,276	3,833	4,167	4,978	4,696	3,316	16,230	17,157

	$78,190	$89,629	$84,589	$84,993	$88,324	$90,490	$82,736	$75,651	$337,401	$337,201

GAAP Operating Income (Loss):
Americas	$8,734	$12,338	$8,894	$10,334	$7,065	$10,643	$1,618	$(477)	$40,300	$18,849
EMEA	(1,321)	1,145	1,432	1,166	2,055	2,215	1,292	1,078	2,422	6,640
APAC	(131)	189	261	17	(31)	406	332	(233)	336	474

	$7,282	$13,672	$10,587	$11,517	$9,089	$13,264	$3,242	$368	$43,058	$25,963

Adjustments (pre-tax):
Americas:
Stock option expense	$1,121	$1,130	$1,224	$799	$1,304	$1,372	$1,399	$1,383	$4,274	$5,458
Purchase amortization	1,195	1,195	1,180	1,083	881	844	769	759	4,653	3,253
Sales tax recoveries	(373)	(650)	(269)	(146)	(234)	—	—	—	(1,438)	(234)
Asset impairment charge	—	—	—	—	—	—	5,205	—	—	5,205
Restructuring charge	—	—	—	—	—	—	—	4,369	—	4,369

	1,943	1,675	2,135	1,736	1,951	2,216	7,373	6,511	7,489	18,051

EMEA:
Restructuring charge	—	—	—	—	—	—	—	204	—	204

	—	—	—	—	—	—	—	204	—	204

APAC:
Restructuring charge	—	—	—	—	—	—	—	94	—	94

	—	—	—	—	—	—	—	94	—	94

Total Adjustments	$1,943	$1,675	$2,135	$1,736	$1,951	$2,216	$7,373	$6,809	$7,489	$18,349

Adjusted non-GAAP Operating Income (Loss):
Americas	$10,677	$14,013	$11,029	$12,070	$9,016	$12,859	$8,991	$6,034	$47,789	$36,900
EMEA	(1,321)	1,145	1,432	1,166	2,055	2,215	1,292	1,282	2,422	6,844
APAC	(131)	189	261	17	(31)	406	332	(139)	336	568

	$9,225	$15,347	$12,722	$13,253	$11,040	$15,480	$10,615	$7,177	$50,547	$44,312

3.	Our services revenue consists of fees generated from professional services and customer support and software enhancements related to our software products as follows (in thousands):

	2007				2008				2007	2008
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	YTD	YTD
Professional services	$38,831	$39,865	$41,488	$38,946	$41,718	$42,866	$40,693	$33,728	$159,130	$159,005
Customer support and software enhancements	15,969	15,998	16,949	18,107	18,119	19,423	19,330	20,090	67,023	76,962

Total services revenue	$54,800	$55,863	$58,437	$57,053	$59,837	$62,289	$60,023	$53,818	$226,153	$235,967

4.	Hardware and other revenue includes the following items (in thousands):

	2007				2008				2007	2008
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	YTD	YTD
Hardware revenue	$6,666	$7,270	$5,614	$5,661	$7,141	$5,428	$5,756	$4,916	$25,211	$23,241
Billed Travel	2,971	3,098	3,235	3,702	3,034	3,408	3,155	3,083	13,006	12,680

Total Hardware and other revenue	$9,637	$10,368	$8,849	$9,363	$10,175	$8,836	$8,911	$7,999	$38,217	$35,921

MANHATTAN ASSOCIATES, INC.
SUPPLEMENTAL INFORMATION
5.	Impact of Currency Fluctuation

The following table reflects the increases (decreases) in the results of operations for each period attributable to the change in foreign currency exchange rates from the prior period as well as foreign currency gains (losses) included in other income, net for each period (in thousands):

	2007				2008				2007	2008
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	YTD	YTD
Revenue	$748	$992	$1,049	$1,231	$1,131	$1,189	$132	$(2,209)	$4,020	$243
Costs and Expenses	858	1,306	1,629	1,892	1,601	911	(331)	(3,112)	5,685	(931)

Operating Income	(110)	(314)	(580)	(661)	(470)	278	463	903	(1,665)	1,174
Foreign currency gains (losses) in other income	(22)	(602)	897	892	1,641	299	542	1,395	1,165	3,877

	$(132)	$(916)	$317	$231	$1,171	$577	$1,005	$2,298	$(500)	$5,051

Manhattan Associates has a large research and development center in Bangalore, India. The following table reflects the increases (decreases) in the financial results for each period attributable to changes in the Indian Rupee exchange rate (in thousands):

	2007				2008				2007	2008
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	YTD	YTD
Operating Income	$(14)	$(443)	$(693)	$(725)	$(619)	$59	$540	1,248	$(1,875)	$1,228
Foreign currency gains (losses) in other income	(82)	(536)	(312)	(248)	94	385	787	549	(1,178)	1,815

Total impact of changes in the Indian Rupee	$(96)	$(979)	$(1,005)	$(973)	$(525)	$444	$1,327	$1,797	$(3,053)	$3,043

6.	Other income includes the following components (in thousands):

	2007				2008				2007	2008
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	YTD	YTD
Interest income	$1,114	$900	$722	$707	$660	$351	$385	$272	$3,443	$1,668
Foreign currency gains (losses)	(22)	(602)	897	892	1,641	299	542	1,395	1,165	3,877

Total other income	$1,092	$298	$1,619	$1,599	$2,301	$650	$927	$1,667	$4,608	$5,545

7. Capital expenditures are as follows (in thousands):

	2007				2008				2007	2008
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	YTD	YTD
Capital expenditures	$2,956	$3,511	$1,467	$1,467	$2,716	$2,844	$1,258	$890	$9,401	$7,708

8.	Stock Repurchase Activity

In 2008, we repurchased approximately 1.7 million shares of common stock totaling $35.0 million at an average price of $20.52. In 2007, we repurchased 3.6 million shares of common stock totaling $100.0 million at an average price of $28.05.

9.	Effective Tax Rate Reconciliation for GAAP and Adjusted Results (in thousands except tax rate and per share data):

	Three Months Ended December 31, 2008					Twelve Months Ended December 31, 2008
	Income					Income
	before					before	Income
	income	Income tax	Net	Diluted	Effective	income	tax	Net	Diluted	Effective
	taxes	provision	income	EPS	Tax Rate	taxes	provision	income	EPS	Tax Rate
GAAP results before impairment charges	$2,035	$707	$1,328	$0.06	34.75%	$36,713	$12,757	$23,956	$0.98	34.75%
Impairment of technology investment (a)	—	—	—	—		(1,730)	94	(1,824)	(0.07)
Impairment of auction rate security (a)	—	—	—	—		(3,475)	—	(3,475)	(0.14)
Provision to return adjustments (b)	—	(269)	269	0.01		—	(1,109)	1,109	0.05
Unusual tax adjustments (c)	—	(381)	381	0.02		—	(3,032)	3,032	0.12

GAAP results- reported	$2,035	$57	$1,978	$0.08	2.81%	$31,508	$8,710	$22,798	$0.94	27.64%

Adjusted results	$8,844	$3,073	$5,771	$0.25	34.75%	$49,857	$17,325	$32,532	$1.34	34.75%
Provision to return adjustments (b)	—	(269)	269	0.01			(1,109)	1,109	0.05

Adjusted results- reported	$8,844	$2,804	$6,040	$0.26	31.71%	$49,857	$16,216	$33,641	$1.38	32.53%

(a)	During the quarter ended September 30, 2008, we recorded an impairment charge of $1.7 million, writing down the remaining balance of a $2.0 million investment in a technology company we made in July 2003. We recorded the additional impairment due to a down round of financing in which our preferred share ownership was converted into common stock, eliminating our preference rights associated with liquidation, thereby substantially impairing our ability to recoup our investment. In addition, we recorded an impairment charge of $3.5 million on an investment in an auction rate security. We reduced the carrying value to zero due to credit downgrades of the underlying issuer and the bond insurer as well as increasing publicly reported exposure to bankruptcy risk by the issuer. We recorded a tax valuation allowance against these capital losses as we do not have any future capital gains to offset these losses.

(b)	Provision to return adjustments include the true-up of the 2007 tax provision to the 2007 tax return filed in the third quarter of 2008. The majority of the adjustments relate to research and development and job training tax credits.

(c)	The majority of the adjustment represents release of income tax reserves resulting from expiration of tax audit statutes for U.S. federal income tax returns filed for 2004 and prior. During 2008, we completed our IRS audit examination for the 2005 return identifying no significant contingencies or errors. The reserve reversal is partially offset by $0.6 million tax expense on the repatriation of cash from a foreign subsidiary associated with the settlement of several large intercompany balances in order to reduce the unrealized foreign exchange gain/loss volatility in other income. The majority of the large intercompany balances were associated with a non-operating legal entity in Europe.